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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

             We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 24, 1994, with respect to the combined financial statements of Manatee Hospitals and Health Systems, Inc. included in the Registration Statement (Form S-3) and related Prospectus of Universal Health Services, Inc. for the registration of $150,000,000 of debt securities.


                                                   ERNST & YOUNG LLP


Tampa, Florida
June 12, 1995